UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2007

FLIR Systems, Inc.

(Exact name of Registrant as specified in its charter)

Oregon	0-21918	93-0708501
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700A SW Parkway Avenue, Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

(503) 498-3547

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

Adoption of 10b5-1 Trading Plans. The US-based named executive officers of FLIR Systems, Inc. (the "Company") have entered into stock trading plans intended to comply with Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended. Previously, by Company policy, named executive officers were limited to one trading period per calendar year. Under the terms of the respective trading plans, the officers will sell shares of the Company's common stock either acquired through the exercise of currently unexercised stock options or shares previously acquired. The trading plans specify the time and the maximum number of shares to be sold, subject to certain limit prices. The number of shares subject to each trading plan and the duration of each such plan for each of the officers is as set forth below.
	Maximum Number of	Duration of
Name	Shares to be Sold	Trading Plan
Earl R. Lewis President and Chief Executive Officer	754,680	May 14, 2007 through May 9, 2008
Stephen M. Bailey Senior Vice President Finance and Chief Financial Officer	50,000	May 15, 2007 through August 31, 2007
William A. Sundermeier President, Commercial Vision Systems Division	50,670	May 15, 2007 through November 30, 2007
Andrew C. Teich President, Government Systems Division	62,884	May 14, 2007 through August 31, 2007

All sales by the officers under the trading plans will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

The Company's non US-based executive officer, Arne Almerfors, has also announced his intention to exercise options and sell up to 70,000 shares of the Company's common stock in the open trading window following the Company's earnings release for its fiscal quarter ending June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 10, 2007.

FLIR SYSTEMS, INC.
(Registrant)
By	/s/ Stephen M. Bailey
Stephen M. Bailey
Sr. Vice President, Finance and
Chief Financial Officer